UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                November 22, 1995


               EQUITABLE CAPITAL PARTNERS (RETIREMENT FUND), L.P.
      (Exact name of registrant as specified in its governing instruments)

             Delaware                               13-34866106
(State or other jurisdiction of          (IRS Employer Identification No.)
 incorporation or organization)


                          1345 Avenue of the Americas
                           New York, New York 10105
             (Address of principal executive office and zip code)

Registrant's telephone number, including area code:  (212)  969-1000



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Item 5.  Sale of Shares of Common Stock of Lexmark
                  International Group, Inc.

         On November 21, 1995, Lexmark International Group, Inc. ("Lexmark") (formerly Lexmark Holding, Inc.) completed the initial public offering of shares of common stock held by certain existing shareholders of Lexmark. After a fifteen to one stock split, Equitable Capital Partners (Retirement Fund), L.P. (the "Retirement Fund") held 1,403,011 shares of Lexmark common stock. The Retirement Fund sold 401,481 shares in the offering representing 28.6% of the shares held by the Retirement Fund for total net proceeds of $7,569,801.85.
The initial cost of the shares sold by the Fund was $2,677,206.67

         The public offering price was $20.00 per share; the underwriters' discount was 5.75%. The shares of Lexmark common stock are listed on the New York Stock Exchange under the symbol LXK.

         The Retirement Fund holds 1,001,430 shares of Lexmark common stock, which is approximately 71.4% of its investment after the stock split. These shares are subject to a 180-day lock-up agreement with the underwriters, during which period the Fund cannot publicly sell any of its remaining shares. For that reason, during the lock-up period, these shares will be valued on the books of the Retirement Fund at 90% of the closing price of Lexmark common stock on the last business day of each quarter.

         In addition to the Retirement Fund, Equitable Capital Partners, L.P., the Equitable Deal Flow Fund, L.P., Equitable Capital Private Income and Equity Partnership II, L.P. and The Equitable Life Assurance Society of the United States each sold 28.6% of their shares of Lexmark common stock in the initial public offering.

         Donaldson, Lufkin & Jenretts Securities Inc. ("DLJ") was a co-managing underwriter of the initial public offering of Lexmark common stock. DLJ is a "related person" of the Retirement Fund and Equitable Capital Partners, L.P., within the meaning of such term under the Investment company Act of 1940. DLJ, the Retirement Fund and Equitable Capital Partners, L.P. obtained an exemptive order from the Securities and Exchange Commission to permit DLJ to participate as an underwriter in the offering. Investment Company Act Release No. 211486 (November 9, 1995).


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                                   Signatures


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on this 22th day of November, 1995.


               EQUITABLE CAPITAL PARTNERS, (RETIREMENT FUND), L.P.

                                    By:   Alliance Corporate Finance Group
                                          Incorporated
                                          As Managing General Partner


Date:  November 22, 1995            By:
                                          Frank Savage
                                          Chairman of the Board


Date:  November 22, 1995           By:
                                          Laura Mah
                                          Vice President and
                                          Chief Accounting Officer